EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at the Global Hunter Securities 100 Energy Conference

HOUSTON, June 19, 2013 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. ("Global" or the "Company") (NYSE:GGS) announced today that the Company will present at the Global Hunter Securities 100 Energy Conference in Chicago, IL on June 26, 2013 at 9:30 AM EDT.

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, as well as to access an archived display.

About Global Geophysical Services, Inc.

Global Geophysical Services, Inc., headquartered in Houston, TX, provides an integrated suite of geoscience and engineering solutions to the global oil and gas industry, including high-resolution RG-3D Reservoir GradeSMseismic data acquisition, AutoSeis® autonomous nodal recording technology, microseismic monitoring, seismic data processing, multi-client data products, and interpretation services focused on unconventional consulting. Global combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to gain insight. To learn more about Global visit www.globalgeophysical.com.

CONTACT: Sean M. Gore
         V.P. Corporate Development
         www.globalgeophysical.com
         13927 South Gessner Road
         Missouri City, TX 77489
         Phone: (713) 808-1750
         Fax: (713) 808-1008